Exhibit 10.38
CONFIDENTIAL TREATMENT REQUESTED
INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.
Effective this 1st day of December, 2008
CLAIMS SERVICE AGREEMENT
By and Between
NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA.,
And Its Affiliated Insurance Companies
(hereinafter collectively called “Insurer”)
and
LOTSOLUTIONS, INC.
(hereinafter called the “Third Party Administrator”)
WITNESSETH:
WHEREAS, the Insurer desires to have Third Party Administrator provide the fair and expeditious handling of claims in a professional manner and in accordance with all applicable laws, statutes and regulations; and
WHEREAS, subject to the terms and conditions contained in this Agreement, the Insurer desires to retain Third Party Administrator to provide those services, as specified herein; and
WHEREAS, the Third Party Administrator desires to be so retained by the Insurer to provide those services specified herein and agrees to do so in a fair, expeditious and professional manner, and in accordance with all applicable laws, statutes and regulations;
NOW, THEREFORE, the Third Party Administrator and the Insurer, subject to the following terms, conditions and limitations, agree as follows:
ARTICLE I — TERM
The Third Party Administrator agrees to provide all services agreed to herein, to the Insurer, in connection with the claims arising under such policies as may be designated by Insurer (“Policies”) and

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occurring during the period commencing December 1, 2008, at 12:01 a.m. and continuing thereafter until terminated pursuant to Article VII (Termination).
ARTICLE II — APPOINTMENT; POLICIES
During the term of this Agreement, Insurer appoints Third Party Administrator as its administrator of the Policies, and Third Party Administrator hereby accepts such appointment, subject to the terms and conditions of this Agreement. The Policies adjudicated hereunder will be designated in writing from time to time by the Insurer upon thirty (30) days advance written notice to Third Party Administrator.
ARTICLE III — TERRITORY
The territory (“Territory”) within which Third Party Administrator shall operate is limited to those states which meet all of the following: (a) all states of the United States and all provinces of Canada in which Third Party Administrator and Insurer are licensed to do business, and (b) all states of the United States and provinces of Canada in which Third Party Administrator is appointed by Insurer, and (c) all states of the United States and all provinces of Canada in which the Policies have been approved, as appropriate, and (d) such states of the United States and provinces of Canada as may be agreed upon by the parties, provided that the Insurer shall have the right in its sole discretion to limit the Territory in which Third Party Administrator may act hereunder. The Territory is assigned without exclusive rights of representation. Insurer reserves the right to suspend Third Party Administrator’s authority at any time in the event regulatory, economic or marketplace conditions dictate that continuation of the claims administration by the Third Party Administrator in a specific jurisdiction would incur regulatory or economic liability on the part of the Insurer upon immediate written notice to Third Party Administrator. In such case, Insurer will assume responsibility for administration of claims until the conditions that dictated the suspension of Third Party Administrator’s administration of claims in the affected jurisdiction are resolved.
ARTICLE IV — COMPENSATION
In consideration for the Services performed hereunder, Insurer will compensate Third Party Administrator in accordance with the provisions of Exhibit A.
ARTICLE V — DEFINITIONS
A.	The term “Qualified Claim” as used herein shall mean any matter resulting from an allegedly covered peril under one or more of the policies.
B.	The term “Claims Adjusting Services” as used herein shall mean the furnishing by the Third Party Administrator to the Insurer of the following services in compliance with the terms of the applicable insurance policy, the attached Claims Handling Guidelines and all laws of the applicable state:
1.	pay all Qualified Claims timely, in accordance with the authority granted by the Insurer via the attached Claims Handling Guidelines; and

2.	review all of the claims and prepare loss reports for losses occurring during the term of this Agreement; and

3.	conduct an appropriate investigation of each Qualified Claim in accordance with industry wide standards; and

4.	assure that each Qualified Claim file contains an itemized schedule of all documentation in chronological order, including a complete Schedule of Payment or other documentation of payment to allow the adjuster to properly evaluate the merits of the Qualified Claim and to permit a determination of the Third Party Administrator’s compliance with performance

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standards; such file must be readily available to the Insurer and shall be provided to the Insurer within three (3) business days of its request; and

5.	provide in accordance with the attached Claims Handling Guidelines periodic detailed narrative reports on the status of each Qualified Claim in excess of the reporting level or reportable in accordance with the attached Claims Handling Guidelines; and

6.	perform all administrative and clerical work in connection with Qualified Claims including the preparation of checks and/or drafts drawn on the loss fund established herein; and

7.	Refer all inquiries from state insurance departments, other regulatory agency, insured, claimant, agent, broker, or other interested party, to the Insurer for handling; and

8.	prepare and maintain files necessary for a) defense of claims; b) other litigation (such as claims for subrogation, contribution or indemnity); c) other proceedings; and d) the maintenance of control of activities and expenses; and

9.	adjust and/or settle claims in accordance with applicable policy coverage and within authority levels granted in the attached Claims Handling Guidelines; and

10.	maintain closed files in accordance with the Insurer’s requirements as set forth in Exhibit C (Summary of Document Retention Policy); and

11.	manage uncashed checks as abandoned property pursuant to applicable state law and as directed by Insurer.
D.	The term “Ex Gratia Payment” shall mean all payments made which are outside the terms of the policies and are not indemnity costs or expenses associated with the terms and conditions contained in this Agreement.
E.	The term “Force Majeure” shall mean any Act of God, act of civil or military authority, war, criminal act, fire, explosion, earthquake, flood, weather condition, power failure, labor problem, accident, or any other cause, beyond either Party’s reasonable control.
F.	All definitions set forth in any exhibit to this Agreement are incorporated herein.
ARTICLE VI — OBLIGATIONS
A.	The Third Party Administrator agrees to provide the Insurer with Claims Adjusting Services as defined in Article V, B. in accordance with the attached Claims Handling Guidelines for the price agreed to in Article IV hereof.
B.	Licensing. The Third Party Administrator, or its life insurance affiliate, where applicable, warrants and covenants that it has procured or will procure and will maintain all licenses required by law to enable it to provide the services described in this Agreement for the duration of this Agreement, that it has the competencies and the capabilities to perform the services, and that it will manage the services provided hereunder in good faith and in such a way and in such a manner as to insure that every adjuster, claims investigator, appraiser and/or employee used by the Third Party Administrator will adjust and/or investigate and adjust every claim or matter covered by this Agreement in accordance with applicable laws, and in accordance with the terms of this Agreement.
C.	Standards for Performance; Limitations.
a.	Deadlines. At all times, **** percent (****%) of all claims from **** Insureds must be processed and adjusted within **** (****) days of receipt and **** percent (****%) of all claims from non-**** Insureds must be processed and adjusted within **** (****)

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days of receipt of all information reasonably required by Third Party Administrator, unless Insurer provides in writing for a longer period of time.

b.	Financial Accuracy. At all times, Third Party Administrator shall maintain a financial accuracy rate of **** percent (****%) for all claims.

c.	Procedural Accuracy. At all times, Third Party Administrator shall maintain a procedural accuracy rate of **** percent (****%) for all claims.

d.	Limitations of Authority. The Third Party Administrator shall have authority to adjudicate and pay claims up to and including the amount of **** dollars ($****); for all claims exceeding the amount of **** dollars ($****), the Third Party Administrator shall forward all such claims to Insurer for adjudication and direction with regard to payment of such claims. Notwithstanding the foregoing, the Third Party Administrator shall have no authority to adjudicate or pay claims for accidental death and dismemberment benefits or any catastrophic claims. All accidental death and dismemberment and catastrophic claims shall be forwarded to Insurer for adjudication and direction with regard to payment of such claims.

e.	Service Level Standards. The Third Party Administrator shall adhere to the service level standards set forth in Exhibit D, attached hereto and incorporated herein, with regard to the performance of services hereunder.
D.	The Third Party Administrator warrants and covenants that it will manage the services provided hereunder in good faith and in such a way and in such a manner as to insure that every adjuster, claims investigator, appraiser and/or employee or subcontractor used by the Third Party Administrator will adjust and/or investigate every claim or matter covered by this Agreement in accordance with applicable laws, and in accordance with the terms of this Agreement.
E.	The Third Party Administrator agrees that the Insurer may, at its sole discretion, audit performance under this Agreement upon ten (10) days written notice to the Third Party Administrator. Upon the Insurer’s request for an audit, the Third Party Administrator agrees to make its books, records and files available for review during regular business hours at the place or places of business where the books, records and files are maintained by the Third Party Administrator.
F.	The Third Party Administrator will obtain and maintain General Liability Insurance, Automobile Liability Insurance, Workers’ Compensation Insurance, Errors and Omissions Insurance (Professional Liability Coverage) in the amount of five million dollars ($5,000,000) for a single occurrence and in the amount of five million dollars ($5,000,000) in the aggregate and Fidelity Coverage (Bond) in the amount of five hundred thousand dollars ($500,000), and providing coverage for the Insurer as an additional insured under such liability and fidelity policies with respect to any liability arising from the Third Party Administrator’s work under this Agreement. Upon execution of this Agreement, the Third Party Administrator will provide the Insurer with Certificates of Insurance which reflect the approved limits of liability and which name the Insurer as an additional insured.
G.	The Third Party Administrator agrees to indemnify, defend, and hold Insurer, as well as its directors, officers, attorneys, employees, agents, and/or other representatives wholly harmless from and against any and all claims, including all allegations, demands, actions, damage, loss, costs, and/or expenses whatsoever including, without limitation, attorneys’ fees and litigation expense arising or resulting from any alleged act, error, or omission, including any intentional tort, willful misconduct, negligence or gross negligence by the Third Party Administrator or its directors, officers, attorneys, employees, agents, and/or other representatives arising out of or in any way related to the Third Party Administrator’s obligations under the terms of this Agreement. Likewise, the Insurer agrees to indemnify, defend and hold the Third Party Administrator, its directors, officers, attorneys, employees, agents, and/or other representatives, wholly harmless from and against any and all claims, including all allegations, demands, actions, damage, loss, costs, and/or expenses whatsoever including, without limitation, attorneys’ fees and litigation expense, arising or resulting from any alleged act, error or omission,

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including any intentional tort, willful misconduct, negligence or gross negligence by the Insurer, or its directors, officers, attorneys, employees, agents, and/or other representatives under the terms of this Agreement.
The Insurer and the Third Party Administrator agree that, to the extent that this defense and indemnity provision provides for the defense of any litigation, each reserves the right to select its attorneys, at its expense, who will defend such action, and to direct how such action shall be defended.
H.	The Third Party Administrator agrees to not subcontract services required hereunder to others without the express written consent of the Insurer.
I.	Subject to Article VI, Section H, above, the Third Party Administrator agrees to exercise reasonable care in the selection of any subcontractor and/or any vendor, adjuster, claims investigator, or appraiser retained to provide adjusting or claim related services hereunder, and to ascertain that each vendor or subcontractor, including but not limited to adjusters, appraisers, investigators, rehabilitation vendors, managed care organizations, vocational rehabilitation, utilization review and hold proper licenses for the work to be performed and are residents in those states requiring residency, and in which it renders services hereunder. The Third Party Administrator retains all responsibility for the performance of all services and obligations set forth in this Agreement, including all defense and indemnity obligations set forth in Article VI, G.
J.	The Third Party Administrator agrees to issue its checks from a designated bank account, to be established by the Third Party Administrator for the sole benefit of the Insurer (the “Loss Fund”) to be used solely for the purpose of the payment by the Third Party Administrator of claims for which the Third Party Administrator is providing Claims Adjusting Services hereunder. Such funds shall not be commingled with any other funds including, but not limited to, funds from other carriers and the Third Party Administrators general operating funds. All banking arrangements established by the Third Party Administrator must comply with state laws and regulations. Third Party Administrator will submit reports on a periodic basis (no more frequently than twice a week) to which the parties will agree. Such report shall list each payment made by Third Party Administrator and such other information as may be reasonably required by Insurer. No more frequently than twice a week, Insurer shall transfer funds via wire transfer to the account established for the payment of claims for the purpose of reimbursing the Loss Fund.
K.	The Third Party Administrator agrees to furnish to the Insurer and its designees, on a monthly basis, a “Loss Run” and a “Loss Fund Activity Report.” This loss run will be submitted via CD-ROM or other mutually agreed upon electronic media. The term “Loss Run” means a computer generated listing of claims that have been posted to the Third Party Administrator’s MIS Data System. The term “Loss Fund Activity Report” means a computer generated listing of accounting activity in the Loss Fund Account during the preceding month that has posted to the Third Party Administrator’s MIS Data System. A maximum of five (5) copies of any single listing will be provided by the Third Party Administrator for each period at no extra fee. The Third Party Administrator reserves the unilateral right to amend or alter the substance and form of the listings to be provided to the Insurer and/or its designees hereunder if the Third Party Administrator hereafter amends or alters the substance or form of such listings for its customers generally. The Third Party Administrator’s obligations to furnish this information to the insured and/or broker shall be clearly set forth in the Third Party Administrator’s Account Service Instructions.
L.	The Insurer agrees to pay to the Third Party Administrator the Claims Service Fees prescribed in Article IV. In the event Claims Service Fees are not paid by the Insurer to the Third Party Administrator within sixty (60) days of date of invoice, the Third Party Administrator may terminate this Agreement, at its option, in accordance with Section VII(C). In the event that the Insurer disputes all or a part of an invoice, this provision will apply to any undisputed portions of such invoice. However, this provision will not apply to that portion which is in dispute, until the dispute has been resolved. Each party to this Agreement shall exercise diligence in expediting the resolution of any such dispute.

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M.	The Insurer agrees to pay the Third Party Administrator, in addition to the agreed Claims Service Fees prescribed in Article IV, in accordance with a mutually agreed upon method of billing, for all claims service and for all claims and/or losses previously handled or attempted to be handled by any person, firm or corporation or the Insurer’s Insured before being assigned to the Third Party Administrator.
N.	All records and data in any form pertaining to this Agreement including but not limited to all claims files, all printed material, and claims forms are the property of Insurer only. Third Party Administrator is acting solely in a custodial capacity as to any such records used or held by Third Party Administrator, and such records will be turned over as directed by Insurer immediately upon demand by Insurer. Third Party Administrator may not copy or reproduce any administration manual or other such manual in any form without the prior written consent of Insurer.
ARTICLE VII — TERMINATION
A.	This Agreement covers the period stated in Article I. Any continuation or renewal of this Agreement shall be the subject of further negotiation between the Insurer and the Third Party Administrator. If this Agreement is terminated or not renewed, the Insurer shall exercise one of the following options:
1.	The Insurer may require the Third Party Administrator to complete the handling of all claims which are covered under this Agreement or any previous agreement, whether reported before or after the term of this Agreement subject, however, to the terms, conditions and limitations of this Agreement and subject to mutually agreed upon fees for continuing service. Adequate funds shall continue to be made available by the Insurer to the Third Party Administrator for the payment of claims as outlined in Article VI, Paragraph J, until all claims are closed; or

2.	The Insurer may require the Third Party Administrator to transfer all open files and/or closed files to the Insurer or to a designated facility for future handling should the Insurer’s audit of claim files reveal any violation of the Insurer’s Claim Handling Guidelines. The Third Party Administrator shall bear all costs and expenses incurred by all involved parties in the transfer of the files and in providing for continuity in handling, compliance with the Insurer’s Claims Handling Guidelines and the uninterrupted flow of all claims information required by this Agreement to the Insurer.
B.	This Agreement may be terminated by either the Insurer or the Third Party Administrator with or without cause and for any reason whatsoever upon one hundred eighty (180) days prior written notice.
C.	Either party may terminate this Agreement immediately upon written notice to the other party:
1.	if the other party fails to pay any amount due and owing pursuant to this Agreement, provided that the breaching party has been given written notice of the amount overdue and has not made full payment within thirty (30) days after receipt of such notice and such amount is not in dispute;

2.	if the other party has breached any material term or condition of this Agreement, provided that the breaching party has been given written notice of the breach and has not cured such breach within fifteen (15) days after receipt of such notice; or

3.	(iii) upon the filing of any voluntary or involuntary petition in bankruptcy or for other relief under any bankruptcy law or law for the relief of debtors by or with respect to the other party, the liquidation or dissolution of such party, the assignment of any portion of such party’s assets for the benefit of creditors or any similar arrangement or the appointment of a receiver, trustee or similar person with respect to such party’s assets.
D.	Termination of this Agreement by either party hereto shall not relieve the Third Party Administrator of its obligation to provide the Insurer and the Company with monthly electronic files as they are currently being provided under all Claim Service Agreements between the Third Party Administrator and the Insurer or its affiliated or subsidiary corporations, unless the Insurer relieves the Third Party

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Administrator from such obligation upon receipt of a correct final tape when (i) the Insurer elects the termination option in Paragraph A (2) of this Article, or (ii) all claims are closed under this Agreement.
E.	Termination of this Agreement by either party shall not relieve either party of any indemnity obligations arising out of this Agreement.
F.	The Third Party Administrator shall return to the Insurer the funds remaining in the Loss Fund Account at the termination or expiration of this Agreement, or when the Third Party Administrator concludes the handling of all claims covered hereunder, whichever is later.
ARTICLE VIII — ARBITRATION
All disputes or differences arising out of the performance of or the interpretation of this Agreement must be settled by Arbitration.
If a dispute that the Third Party Administrator and the Insurer cannot settle by mutual agreement arises about this Agreement or any transaction related to it, that dispute must be submitted to three (3) arbitrators. The Insurer or the Third Party Administrator may submit to such arbitration any dispute not resolved within thirty (30) days after it arises.
The Third Party Administrator must notify the Insurer, in writing, as soon as the Third Party Administrator has submitted a dispute to arbitration. The Insurer must notify the Third Party Administrator, in writing, as soon as the Insurer has submitted a dispute to arbitration.
This Section will apply whether that dispute arises before or after termination of this Agreement.
How arbitrators must be chosen: The Third Party Administrator must choose one arbitrator and the Insurer must choose another. The two arbitrators will choose the third. If the Third Party Administrator or the Insurer refuses or neglects to appoint an arbitrator within thirty (30) days after written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree on the selection of a third arbitrator within thirty (30) days of their appointment, either the Third Party Administrator or the Insurer may make an application to a Justice of the Supreme Court, of the State of New York, County of New York and the Court will appoint the third arbitrator.
Qualifications of arbitrators: Unless the Third Party Administrator and the Insurer agree otherwise, all arbitrators must be executive officers or former executive officers of life and/or accident and health insurance or reinsurance companies or insurance brokerage companies domiciled in the United States of America not under the control of either party to this Agreement.
How the arbitration must proceed: The arbitration must take place in New York, New York unless the Third Party Administrator and the Insurer agree otherwise. The arbitration must be governed by the United States Arbitration Act, Title 9 U.S.C. Section 1, et seq. Judgment upon the award rendered by the arbitrators may be entered by a court having jurisdiction thereof.
The Third Party Administrator and the Insurer must both submit their respective cases to the arbitrators within thirty (30) days of the appointment of the third arbitrator. The arbitrators must make their decision within sixty (60) days following the termination of the hearing, unless the Third Party Administrator and the Insurer consent to an extension. The majority decision of any two (2) arbitrators, when filed with the Third Party Administrator and the Insurer will be final and binding on the Third Party Administrator and on the Insurer.
The arbitrators must interpret this Agreement as an honorable engagement and not merely a legal obligation. They are relieved of all judicial formalities. They may abstain from following the strict rules of law. They must make their award to effect the general purpose of this Agreement in a reasonable manner.

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The arbitrators must render their decision in writing, based upon a hearing in which evidence may be introduced without following strict rules of evidence, but in which cross-examination and rebuttal must be allowed.
The arbitrators may award compensatory money damages and interest thereupon. They may order the Third Party Administrator to provide collateral to the extent required by this Agreement. They will have exclusive jurisdiction over the entire matter in dispute, including any question as to its arbitrability. However, they will not have the power to award exemplary damages or punitive damages, however denominated, whether or not multiplied, whether imposed by law or otherwise.
Expenses of Arbitration: The Third Party Administrator and the Insurer must each bear the expense of its respective arbitrator and must jointly and equally bear with each other the expense of the third arbitrator and of the arbitration.
ARTICLE IX — CONTROLLING LAW
It is hereby agreed that this Agreement shall be interpreted and construed in accordance with the laws of the State of New York and the proper venue for any action shall be in the State of New York, County of New York.
ARTICLE X — NONWAIVER OF RIGHTS
Forbearance, neglect or failure by the Insurer or the Third Party Administrator to enforce any or all of the provisions of this Agreement or to insist upon strict compliance by the other shall not be construed as a waiver of any rights or privileges of the Insurer or the Third Party Administrator. A waiver of a past act or circumstance shall not constitute or be a course of conduct or waiver of any subsequent act or circumstance.
ARTICLE XI — CONFIDENTIALITY; PRIVACY; ASSIGNMENT OF STAFF; OFFICE OF FOREIGN ASSET CONTROL COMPLIANCE
A.	Duty of Confidentiality. In performing its obligations hereunder, the Third Party Administrator may have access to and receive disclosure of certain confidential and/or proprietary information about the Insurer or the Insured, including, without limitation, loss data, service instructions, billing processes and such other information and materials that the Insurer or the Insured, as applicable, considers confidential and proprietary (“Confidential Information”). The Third Party Administrator agrees to not give, sell or in any way transfer, either directly or indirectly, Confidential Information to any third party without the prior written approval of the Insurer, except as may be required by law. The Third Party Administrator acknowledges and agrees that the restrictions contained in this paragraph are reasonable and necessary to protect the legitimate business interests of the Insurer and the Insured, and that any violation thereof by the Third Party Administrator would result in irreparable harm to Insurer and the Insured. Accordingly, the Third Party Administrator agrees that upon the violation by it of the restrictions contained in this paragraph, the Insurer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, and that, notwithstanding the foregoing, no right, power or remedy conferred upon or reserved or exercised by the Insurer in this paragraph is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent. These obligations as to confidentiality and non-use shall survive the termination of this Agreement.
B.	Privacy. Insurer and Third Party Administrator agree that each shall comply with the provisions of any laws and regulations requiring confidential treatment of information and records determined to be non-public personal information under such laws and regulations, including, without limitation, the Gramm-Leach-Bliley Act, any other federal and state privacy laws, and Insurer’s written privacy policy, as may be amended from time to time and provided to Third Party Administrator by Insurer.

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Third Party Administrator represents that it will comply with the applicable provisions of any privacy laws and Insurer’s privacy policy and will not disclose, share, transfer, use or reuse any non-public personal information of customers, except as authorized in writing by Insurer. Any information provided by or transferred from Insurer to Third Party Administrator shall remain Insurer’s exclusive property and shall not be inextricably commingled with information of other clients, contractors or subcontractors of Third Party Administrator. Information so transferred to Third Party Administrator shall be returned to Insurer within thirty (30) days following termination of this Agreement for any reason. Third Party Administrator shall ensure that all approved contractors or subcontractors also comply with the provisions of any laws and regulations requiring confidential treatment of information and records determined to be non-public personal information under such laws and regulations, including, without limitation, the Gramm-Leach-Bliley Act, any other federal and state privacy laws. This provision shall survive termination of this Agreement.
C.	ASSIGNMENT OF THIRD PARTY ADMINISTRATOR’S STAFF. Third Party Administrator agrees not to assign any individual to perform services for Insurer who has ever been convicted of a felony involving dishonesty or a breach of trust. Third Party Administrator also agrees to take reasonable steps to determine if any employees, contractors or subcontractors have ever been convicted of any felony involving dishonesty or breach of trust. Further, Third Party Administrator agrees that it will not knowingly or willfully permit any person, contractor or subcontractor, if so convicted, to provide any services under this Agreement. Third Party Administrator also agrees to promptly notify Insurer, in writing, of any employee, contractor or subcontractor who, after the effective date of this Agreement, is convicted of a felony involving dishonesty or breach of trust.
D.	OFFICE OF FOREIGN ASSET CONTROL COMPLIANCE. The parties agree that in performing their respective duties and services under this Agreement, they are required to comply with the economic sanctions and trade embargoes administered and enforced by the U. S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). The parties agree that in performing their respective duties and the services under this Agreement they shall not engage in transactions that, unless specifically licensed by OFAC, involve (a) individuals or entities appearing on the “Specially Designated Nationals and Blocked Persons” (“SDN”) list, or (b) the Sanctioned Countries list.
In performing their duties under this Agreement, the parties agree that neither shall issue or cause to be issued a policy (a) to any individual or entity on the SDN list, (b) that insures an individual or entity on the SDN list, or (c) where an individual or entity on the SDN list benefits from or has an interest in the policy.
Further, the parties agree that neither shall enter into a transaction or issue a policy that insures a transaction that is prohibited under the individual country sanctions enforced by OFAC.
The parties agree that neither shall pay a claim, accept premium, furnish services or products, or exchange monies or assets of any kind to or with an individual or entity on the SDN list or connected in the manner described in the OFAC regulations to a Sanctioned Country.
ARTICLE XII — MERGER CLAUSE
This Agreement supersedes all previous agreements on the same subject matter whether oral or written between the Insurer and the Third Party Administrator, and this Agreement, together with Exhibits, constitutes the entire and sole contract between the Insurer and the Third Party Administrator and any prior statements, agreements or representations between the Insurer and the Third Party Administrator are merged herein. The following documents constitute the entire and sole contract between the Insurer and the Third Party Administrator:
A.	This Agreement;
B.	Exhibit A, titled Compensation;

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C.	Exhibit B, titled Summary of Document Retention Policy;

D.	Exhibit C, titled Claims Handling Guidelines; and
E.	Exhibit D, titled Service Level Standards Addendum.
ARTICLE XIII — SUBSEQUENT AGREEMENTS TO BE IN WRITING
The provisions set out herein constitute the whole and entire Agreement between the Insurer and the Third Party Administrator and may be altered only by mutual agreement, reduced to writing and executed by the Vice President of the Insurer Claims and the Third Party Administrator. It is specifically understood and agreed that this Agreement may be renewed in its entirety by written addendum, which shall be executed by authorized representatives of the Insurer and the Third Party Administrator.
IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives this 27th day of April, 2009.
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

BY:	/s/ A. Weinstein (signature)

A. Weinstein, As Its Attorney-In-Fact

ADDRESS:	70 Pine Street New York, NY 10270
LOTSOLUTIONS, INC.

BY:	/s/ Richard S. Kahlbaugh (signature)

Richard S. Kahlbaugh, Chief Executive Officer

ADDRESS:	100 W. Bay Street Jacksonville, FL 32202

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EXHIBIT A TO CLAIMS SERVICE AGREEMENT
COMPENSATION
Compensation for the Services provided pursuant to this Agreement shall be **** ($****) dollars per **** Qualified Claim processed and **** ($****) dollars per Qualified Claim for all other Qualified Claims processed in accordance with the authority granted by the Insurer hereunder.
Third Party Administrator shall invoice Insurer for the following charges:
1.	Non-routine Reports: Upon request, Third Party Administrator will produce special reports above and beyond the standard information produced. The parties will agree in advance on a price for such reports.

2.	Outside Professional Services: Fees for outside professional services, including without limitation attorney fees, audit fees, tax fees or technical support, will be passed through to Insurer; however, the parties will consult and agree in advance prior to having Third Party Administrator coordinate any such outside professional services with respect to this Agreement.

3.	Non-routine or Express Mailings: The Insurer will be billed for any expedited postal service, express delivery or courier service requested by the Insurer that is not related to a particular claim file, unless such costs are due to an act or omission of Third Party Administrator in its performance of the Services hereunder.

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EXHIBIT B TO CLAIMS SERVICE AGREEMENT
Summary of Document Retention Policy
Claim files for all lines and all jurisdictions must be maintained for at least seven (7) years after closure. However, the following exceptions apply:
In cases involving minors, where the minor could have a claim when he/she reaches the age of maturity, the destruction date should be determined on a case by case basis dependent upon jurisdictional limitations.
In cases involving litigation, the destruction date should be determined only after the lawsuit has concluded, the appeal process has concluded, or time for appeal has expired.
Insurer acknowledges that Third Party Administrator images all documents it receives or creates and maintains such documents in imaged form, not in hard copy.

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EXHIBIT C TO CLAIMS SERVICE AGREEMENT

AIG
CLAIMS SERVICE
CLAIMS HANDLING GUIDELINES
FOR DOMESTIC ACCIDENT & HEALTH DIVISION
CLAIMS ADMINISTRATORS
These guidelines will establish procedures for adjusting losses on behalf of AIG Claims Service (AIGCS) and AIG Member Companies (hereinafter referred to as the “Insurer”), to which all Third Party Administrators are required to adhere, under the terms and conditions of the Claims Service Agreement.
The claim handling, reporting and consulting guidelines outlined in these instructions have been established by AIGCS and the Insurer. The claims administrator (hereinafter referred to as the “Third Party Administrator”) may not deviate from these guidelines without prior approval from AIGCS. The Third Party Administrator, administering claims on behalf of the Insurer, will, to the best of its ability, comply with all rules, regulations and reporting requirements promulgated by Federal, State/Commonwealth, Municipal and Provincial Regulatory Authorities relating to adjusting, licensing, claim settlement and payments for all lines of business, and all jurisdictions, in each state where claims adjusting activities are contemplated or where claims adjusting takes place.
The Third Party Administrator will comply, to the best of its ability, with the Insurer’s Claims Handling Guidelines, outlined herein, and incorporate the consulting and reporting criteria, agreed upon with AIGCS and its insureds, in the Third Party Administrator Account Service Instructions.

Page 14 — Claims Service Agreement between National Union Fire Insurance Company of Pittsburgh, Pa., as Insurer, and LOTSolutions, Inc., as Third Party Administrator
ACKNOWLEDGMENTS:
State insurance regulations require prompt acknowledgment of receipt of claims. The Third Party Administrator shall be responsible for compliance with such regulations.
AUDITS:
All claim files are the property of the Insurer and are subject to open and closed file audits.
Results of an audit will be discussed with the Third Party Administrator and a letter will be sent by the Insurer setting forth the findings. A follow up audit will determine if corrective action has been taken by the Third Party Administrator. Results will be monitored and failure to comply may result in either suspension or termination of the Third Party Administrator. Any audit reports, written or oral, are confidential and shall not be released to any third parties without the prior written consent of the Insurer.
BONDS:
The Third Party Administrator does not have authority to purchase bonds of any type on behalf of the Insurer. In the event a bond is needed for appeals or other purposes, contact the Insurer.
COMPLAINTS:
Refer any written inquiry, complaint or request from an Insurance Department, other Regulatory Agency, insured, claimant, agent, broker, or other interested party, to the Insurer.
COVERAGE CONFIRMATION AND COVERAGE ISSUES:
All files must reflect proper documentation that coverage has been reviewed and is in order. All coverage issues must be reported to the Insurer. The Third Party Administrator must report same to the Insurer by telephone within two (2) business days. The Third Party Administrator will be guided appropriately by the Insurer. Following phone contact, the Third Party Administrator must immediately refer the file to AIGCS.
For purposes of this provision of Exhibit C, “coverage issues” shall include, without limitation, questions arising out of or resulting from:
•	interpretations of policy provisions, including, without limitation, the trigger event, the amount of benefits available, and/or the application of an exclusion; and/or

•	interpretations of applicable statutes, regulations or prevailing case law as may be applicable to a claim.
DRAFT ISSUANCE:
Drafts/checks should be issued in accordance with the rules, regulations and laws applicable to the jurisdictions involved. All drafts/checks will be issued by the Third Party Administrator. It is the responsibility of the Third Party Administrator to timely request funds from AIGCS to insure a continuous flow of payments as necessary.
EX GRATIA PAYMENTS:
The Third Party Administrator personnel do not have authority to make an “Ex Gratia Payment” without prior written approval from the Insurer.
FILE RETENTION/DESTRUCTION PROCEDURES:
See Exhibit B of the Agreement.

Page 15 — Claims Service Agreement between National Union Fire Insurance Company of Pittsburgh, Pa., as Insurer, and LOTSolutions, Inc., as Third Party Administrator
FORMS:
Third Party Administrator shall only use forms provided by Insurer in the routine handling of claims.

INVESTIGATION:
The Third Party Administrator is required to perform an appropriate investigation and adjust each claim occurring within the Insurer’s contract period in accordance with the terms and conditions of the Claims Service Agreement and of the applicable laws of the jurisdiction involved. Investigation should be commensurate with the loss and provide information sufficient to bring the claim to a timely and equitable conclusion.
Initial investigation is to be completed within **** days of receipt of the first report. Additional investigation is to be completed within **** days of receipt of the first report.
All claim activity must be documented in the file.
LITIGATION MANAGEMENT:
Insurer shall control litigation arising out of claims adjudicated by Third Party Administrator under this Agreement.
PENALTIES/FINES:
The Third Party Administrator will be held responsible for any fines, penalties, or interest charges incurred by the Insurer as a result of the Third Party Administrator’s failure to comply with the rules, regulations and laws by which these penalties are assessed.
Penalties/fines may not be charged as an Allocated Loss Expense to the claim file unless specific written authorization is received from the Insurer.
PROCESSING RECOVERIES:
All refunds and voided checks should be made payable to the Third Party Administrator on behalf of the Insurer and processed through the Third Party Administrators handling branch and/or supervisory department.
Drafts and checks will be deposited by the Third Party Administrator to the individual insured’s account and coded as a recovery through the Third Party Administrator’s statistical loss reporting system.
REPORTABLE FILES:
The Third Party Administrator is required to report to the Insurer:
•	Death claims

•	All lawsuits naming the Insurance Company as a defendant

•	All lawsuits involving class actions, allegations of bad faith, and violation of an unfair claims practices act
Any issues impacting state laws, reserving issues, settlements and/or setting legal precedents.

REPORTING REQUIREMENTS:
A **** (****%) percent increase in claims volume within a week for permanent temporary disability, accidental death and dismemberment, and/or accident medical expense claims should be reported immediately, by phone, to the Insurer.

Page 16 — Claims Service Agreement between National Union Fire Insurance Company of Pittsburgh, Pa., as Insurer, and LOTSolutions, Inc., as Third Party Administrator
SIGNATURES (CHECKS AND DOCUMENTS)
Any check or draft which requires a signature from the Insurer, should be sent with a letter of explanation and a return envelope to Insurer.
CONTACT PERSONS:
Insurer:
Name, Title, and Company: Eileen Duffy, Assistant Vice President, AIG Claim Services, Inc.
Address: 600 King Street, 5th Floor, Wilmington, DE 19801
Phone Number: 302 661-8901
Fax Number: 302 661-8959
E-mail Address: eileen.duffy@aig.com
Third Party Administrator:
Name, Title and Company: Robert S. Fullington, President, LOTSolutions, Inc.
Address: 100 West Bay Street, Jacksonville, FL 32202
Phone Number: (904) 350-9660
Fax Number: (904) 354-4525
E-mail Address: bfullington@lotsolutions.com

Page 17 — Claims Service Agreement between National Union Fire Insurance Company of Pittsburgh, Pa., as Insurer, and LOTSolutions, Inc., as Third Party Administrator
EXHIBIT D
SERVICE LEVEL STANDARDS
Third Party Administrator shall provide Insurer results for each of the performance standards shown below on an average monthly basis.
1.	Maintain adequate personnel to ensure customer service phone calls are answered as follows:
a.	**** percent (****%) or more within **** (****) seconds

b.	Average abandonment rate of **** percent (****%) or below
2.	Maintain adequate personnel, training and procedures to ensure that in written and oral communication with Insureds, customer service personnel provide accurate information specific to the Policies in all material respects with an overall error rate of less than **** percent (****%) per month.

3.	Response to Insureds’ inquiries and complaints within **** (****) business days

4.	Written Correspondence Resolved:
a.	**** percent (****%) or more within **** (****) business days of receipt

b.	**** percent (****%) within **** (****) business days of receipt
5.	Response to a request from Insurer within **** (****) hours

6.	Request for Claim Form
a.	Form Request: **** percent (****%) within **** (****) business days of receipt

AMENDMENT NO. 1
to the
CLAIMS SERVICES AGREEMENT
between
NATIONAL UNION FIRE INSURANCE COMPANY OF
PITTSBURGH, PA
And Its Affiliated Insurance Companies
(hereinafter collectively called “Insurer”)
and
LOTSOLUTIONS, INC.
(hereinafter called “Third Party Administrator”)
This Amendment No. 1 (“Amendment”), entered into effective August 1, 2010 (“Effective Date”), amends the Claims Service Agreement by and between Third Party Administrator and Insurer dated December 1, 2008 (the “Agreement”). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Agreement.
1.	It is mutually agreed, effective August 1, 2010, Exhibit A of the Agreement shall be deleted in its entirety and replaced with new Exhibit A in the form which is attached hereto and made a part hereof.

2.	It is mutually agreed, effective August 1, 2010, that Third Party Administrator shall provide Insurer a one-time credit in the aggregate amount of $****, which shall be credited to Insurer in twelve equal monthly installments of $**** and netted against any amounts then due and owing to Third Party Administrator pursuant to Exhibit A under the Agreement. Said monthly credits shall commence with the monthly invoice that is due and owing in the month following the date on which Insurer has paid Third Party Administrator in full all invoices for periods prior to August 1, 2010. Once said credit has been fully issued, no other credit is due or owing to Insurer as of the date of this Amendment.
All other terms and provisions of the Agreement not in conflict with this Amendment shall remain unchanged and in effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
[SIGNATURE LINES ON NEXT PAGE]

IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have caused this Amendment to be executed as of the Effective Date.

LOTSOLUTIONS, INC.
By:	/s/ Robert S. Fullington
Title:	President

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
By:	[ILLEGIBLE]
Title:	As Its Attorney-In-Fact

EXHIBIT A TO CLAIMS SERVICE AGREEMENT
COMPENSATION
Claims Adjusting Services Fee Structure
Compensation for Services provided pursuant to this Agreement shall be as follows:
A.	**** Qualified Claims
A fee of $**** will be charged per Qualified Claim Processed. Services include claim form production and delivery, opening and establishing a claim, policy record creation, adjudication, payment and denials. Any claim closed due to no activity by the claimant of **** days or more and reopened will be subject to a new fee.
B.	All Other Qualified Claims
1.	Opening a Claim — Insurer, or its designated administrators, will collect information from an insured daily and enter data into Third Party Administrator’s file to open a new claim. Third Party Administrator will process the data file, produce a claim form, and mail the form to the insured. The fee for this service is $**** per form mailed, excluding **** Qualified Claims.

2.	Physician Office Visit (“POV”) Claims — A fee of $**** per claim will be charged for processing the claim form or other documentation received from an insured or from someone acting on their behalf. Any claim closed due to no activity by the claimant of **** days or more and reopened will be subject to a new fee.

3.	Group Policy Claims (Non-POV) — A fee of $**** per claim will be charged for processing the claim form or other documentation received from an insured or from someone acting on their behalf. Any claim closed due to no activity by the claimant of **** days or more and reopened will be subject to a new fee.

4.	Individual Policies (Non-POV) — A fee of $**** will be charged for processing a claim form or documentation received from an insured, or from someone acting on their behalf, for any individual policy containing a pre-exiting exclusion. Any claim closed after **** days due to no activity by the claimant and reopened will be subject to a new fee.

5.	Establish a New Claim — A fee of $**** will be charged for each claim form received for which a claim has not been previously opened in the system. Third Party Administrator will open and set-up the claim for processing. This fee is in addition to the claim adjudication fee listed above.

6.	Claim Form Request — A fee of $**** will be charged for each call received by Third Party Administrator’s Customer Service Representative requesting a claim form. Third Party Administrator will collect information from the insured and enter information in the system. This fee is in addition to the Opening a Claim and the applicable claim adjudication fee specified above.

7.	Claim Form Requests Received Through Interactive Voice Recognition (IVR) and Web — Third Party Administrator will collect from the IVR and/or Web services application and populate the Claims adjudication system. A fee of $**** will be charged for each claim setup access using the IVR and/or Web service applications requesting a claim form. This fee is in addition to the Opening a Claim and applicable claim adjudication fee listed above.
C.	Non-Routine Reports: Upon request, Third Party Administrator will produce special reports above and beyond the standard information produced. The parties will agree in advance on a price for such reports. Routine Reports shall include: Claims Open Report, POV Claims Report, Group Policies (non-POV) Report, Individual Policies (non-POV) Report, Establishing a New Claim Report, Claims Form Request Report.

D.	Outside Professional Services: Fees for outside professional services, including without limitation attorney fees, audit fee, medical peer review fee, toxicology expert review fee, medical record fee, postage rate increases, tax fee or technical support, will be passed through to the Insurer; however, the parties will consult and agree in advance prior to having Third Party Administrator coordinate any such outside professional services with respect to this Agreement. Third Party Administrator is not required to obtain prior approval to submit any claim for a peer or toxicology expert review.

E.	Non-Routine or Express Mailings: The Insurer will be billed for any expedited postal service, express delivery or courier service requested by the Insurer, unless such costs are due to an act or omission of Third Party Administrator in its performance of the Service hereunder.

F.	Dispute Resolution: The Insurer will be billed an hourly rate of $**** for Legal Department Assistance and $**** per hour for all others responding to Department of Insurance Complaints, Appeals, Escalations and Attorney Letters.